Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-38414) pertaining to the Spirit MTA REIT and Spirit MTA REIT, L.P. 2018 Incentive Award Plan of our report dated March 22, 2019, with respect to the consolidated financial statements and schedules of Spirit MTA REIT included in this Annual Report (Form 10-K) of Spirit MTA REIT for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Dallas, Texas
March 22, 2019